Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,769,820)
Unrealized Gain (Loss) on Market Value of Futures	(1,691,700)
Dividend Income	14,348
Interest Income	32,724
ETF Transaction Fees	700
Total Income (Loss)	$(3,413,748)

Expenses
General Partner Management Fees	$70,544
Professional Fees	34,722
Brokerage Commissions	10,090
Non-interested Directors' Fees and Expenses	671
Prepaid Insurance Expense	353
Total Expenses	116,380
Expense Waiver	(31,695)
Net Expenses	$84,685
Net Income (Loss)	$3,498,433

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/17	$113,023,072
Additions (50,000 Shares)	764,363
Withdrawals (50,000 Shares)	(760,612)
Net Income (Loss)	(3,498,433)

Net Asset Value End of Month	$109,528,390
Net Asset Value Per Share (7,200,000 Shares)	$15.21

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612